Exhibit 10.9

THIRD AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

THIS THIRD AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Third Amendment”) is made as of the 17th day of July, 2015, by and between HB Von Karman, LLC, a Delaware limited liability company (“Seller”), and KBS Capital Advisors LLC, a Delaware limited liability company (“Buyer”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

RECITALS

A.          Seller and Buyer are parties to that certain Agreement of Sale and Purchase dated as of June 4, 2015, as reinstated and amended by that certain Reinstatement and First Amendment to Agreement of Sale and Purchase, dated as of July 8, 2015, and as amended by that certain Second Amendment to Agreement of Sale and Purchase, dated as of July 14, 2015 (as reinstated and amended, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.

B.          Seller and Buyer have agreed to modify the terms of the Purchase Agreement as set forth in this Third Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer agree as follows:

1.          Recitals.  The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.

2.          Additional Due Diligence Date.  The Additional Due Diligence Date shall be, and hereby is, extended from July 17, 2015, 5:00 p.m. Pacific Time to July 20, 2015, 5:00 p.m. Pacific Time.

3.          Effectiveness of Agreement.  Except as modified by this Third Amendment, all the terms of the Purchase Agreement shall remain unchanged and in full force and effect.

4.          Counterparts.  This Third Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.

5.          Telecopied/Emailed Signatures.  A counterpart of this Third Amendment that is signed by one party to this Third Amendment and telecopied/emailed to the other party to this Third Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Third Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Third Amendment.

6.          Successors and Assigns.  All of the terms and conditions of this Third Amendment shall apply to benefit and bind the successors and assigns of the respective parties.

IN WITNESS WHEREOF, Seller and Buyer have entered into this Third Amendment as of the date first above stated.

[SIGNATURES ON NEXT PAGE]

“SELLER”

HB VON KARMAN, LLC,
a Delaware limited liability company

By: /s/ Brian Carr
Name: Brian Carr
Title: Authorized Signatory

“BUYER”

KBS CAPITAL ADVISORS LLC, a Delaware limited liability company

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer